REGISTRATION RIGHTS AGREEMENT

by and among

Reckson Operating Partnership, L.P.

and

SL Green Realty Corp.

SL Green Operating Partnership, L.P.

As Co-Obligors

and

Banc of America Securities LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Dated as of March 16, 2010

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 16, 2010, by and among Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson OP”), SL Green Realty Corp., a Maryland corporation (the “Company”), SL Green Operating Partnership, L.P., a Delaware limited partnership (“SLG OP”, and together with the Company, the “Co-Obligors”), and Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”), each of whom has agreed to purchase 7.75% Notes due 2020 (the “Initial Notes”) issued by Reckson OP and the Co-Obligors pursuant to the Purchase Agreement (as defined below).  The Company, Reckson OP and SLG OP are collectively referred to herein as the “Transaction Entities.”

This Agreement is made pursuant to the Purchase Agreement, dated March 11, 2010  (the “Purchase Agreement”), among the Transaction Entities and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Notes, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Initial Notes, the Transaction Entities have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.              Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest Payment Date:  With respect to the Initial Notes, each Interest Payment Date.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Transaction Entities to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

Co-Obligor:  As defined in the preamble hereto.

Effectiveness Target Date:  As defined in Section 5 hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Offer:  The registration by the Transaction Entities under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Transaction Entities offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Initial Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act, and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Exchange Notes:  The 7.75% Notes due 2020, of the same series under the Indenture as the Initial Notes to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority, Inc.

Freely Tradable:  Means, with respect to a Note, a Note that at any time of determination may be sold to the public in accordance with Rule 144 under the Securities Act (“Rule 144”) by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of March 16, 2010, by and among the Transaction Entities and The Bank of New York Mellon, as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes:  As defined in the preamble hereto.

Initial Placement:  The issuance and sale by the Transaction Entities of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchaser:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Notes.

Notes:  The Initial Notes and the Exchange Notes.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Transaction Entities relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Suspension Period:  As defined in Section 6(d) hereof.

Transaction Entities:  As defined in the preamble hereto.

Transfer Restricted Securities:  Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Note is disposed of pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), and (d) the date on which such Initial Notes are Freely Tradable.

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Transaction Entities are sold to an underwriter for reoffering to the public.

SECTION 2.              Securities Subject to this Agreement.

(a)           Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)           Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.              Registered Exchange Offer.

(a)           Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Transaction Entities shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 150 days after the Closing Date (or if such 150th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 240 days after the Closing Date (or if such 240th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act, and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided, that the Transaction Entities shall not be required to make any such filings or take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Notes held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)           The Transaction Entities shall use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders.  The Transaction Entities shall cause the Exchange Offer to comply with all applicable federal and state securities laws (including allowing Holders to withdraw tendered Exchange Notes at any time prior to the close of business on the last Business Day on which the Exchange Offer is open).  No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.  The Transaction Entities shall each use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer

Registration Statement has become effective, but in no event later than 45 Business Days after the Exchange Offer Registration Statement has become effective

(c)           The Transaction Entities shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Transaction Entities), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Transaction Entities shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Transaction Entities shall provide a reasonable number of copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.              Shelf Registration.

(a)           Shelf Registration.  If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 45 Business Days after the 240th day following the Closing Date, or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder notifies the Transaction Entities that it is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder notifies the Transaction Entities that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Transaction Entities or one of their affiliates, then the Transaction Entities shall

(x)            cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), as soon as practicable, but in no event more than 90 days after becoming so required or requested pursuant to this Section 4 (such date being the “Shelf Filing Deadline”).  The Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)           use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day).

Subject to Section 7(d) hereof, each of the Transaction Entities shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the Closing Date or shorter period that will terminate when all the Initial Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are no longer Transfer Restricted Securities).

(b)           Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Transaction Entities in writing, within 15 Business Days after receipt of a request therefor, such information as the Transaction Entities may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Transaction Entities all information required to be disclosed in order to make the information previously furnished to the Transaction Entities by such Holder not materially misleading.

SECTION 5.              Additional Interest.  If any of the Initial Notes are not Freely Tradable Notes, and (i) any Registration Statement required to be filed by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 45 Business Days after the Effectiveness

Target Date with respect to the Exchange Offer Registration Statement, provided such 45 Business Day period shall toll during any Suspension Period, or (iv) other than in connection with a Suspension Period, any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (at any time that the Transaction Entities are obligated to maintain the effectiveness thereof) without being succeeded within 10 Business Days of such Registration Statement ceasing to be effective or usable (or, if such event occurs during, or as a result of, a Suspension Period, within 10 Business Days following the expiration of the Suspension Period) by a post-effective amendment to such Registration Statement that cures such failure or usability and that is itself declared effective within 10 Business Days of such Registration Statement ceasing to be effective or usable (or, if such event occurs during, or as a result of, a Suspension Period, within 10 Business Days following the expiration of the Suspension Period) (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Transaction Entities hereby agree that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and 0.50% per annum thereafter.  Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities or the particular Transfer Restricted Securities having become Freely Tradable, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

SECTION 6.                                Registration Procedures.

(a)                                  Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Transaction Entities shall comply with all of the provisions of Section 6(c) hereof, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                                     To the extent the Commission raises an objection as to whether the Exchange Offer is permitted by applicable law, upon request of the Holders of a majority in principal amount of outstanding Transfer Restricted Securities each of the Transaction Entities hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Transaction Entities to Consummate an Exchange Offer for such Initial Notes.  Each of the Transaction Entities hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  Each of the Transaction Entities hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Transaction Entities setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted, and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)                                  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Transaction Entities, prior to the Consummation thereof, a written representation to the Transaction Entities (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Transaction Entities, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business, (D) it is not acting on behalf of any person who, to its knowledge, could not truthfully make the foregoing representations, and (E) it shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Securities Act available or for the Exchange Offer Registration Statement to be declared effective.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Transaction Entities’ preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Transaction Entities.

(b)                                 Shelf Registration Statement.  In connection with the Shelf Registration Statement, each of the Transaction Entities shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Transaction Entities will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)                                  General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Notes by Broker-Dealers), each of the Transaction Entities shall:

(i)                                     use its best efforts to keep such Registration Statement continuously effective for the applicable period of time specified in this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Co-Obligors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Transaction Entities shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or are otherwise no longer Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Transaction Entities shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)                              furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and reasonable comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Transaction Entities will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)                                 make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents of each of the Transaction Entities and cause the Transaction Entities’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by Banc of America Securities LLC  in connection with any underwritten offering to which it is a party, and on behalf of the Holders by one counsel, who shall be Hogan & Hartson LLP or such other counsel designated by the Holders of a majority of the Transfer Restricted Securities included therein; provided, further, that any information provided pursuant to this paragraph that is designated in writing by the Transaction Entities, in good faith, as confidential at the time of delivery of such information shall be kept confidential by any such Holder, Initial Purchaser, underwriter, attorney or accountant, and shall be used only in connection with such Shelf Registration Statement and the transactions contemplated thereby unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(vi)                              if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Transaction Entities are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)                           cause the Transfer Restricted Securities covered by the Registration Statement to be rated with at least one rating agency (which such rating agency shall be a nationally recognized statistical rating organization), if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

(viii)                        furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, upon request without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits;

(ix)                                deliver to each selling Holder named therein and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Transaction Entities hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders named therein and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)                                   enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities being sold or the managing underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Transaction Entities shall:

(A)                              furnish to each Initial Purchaser, each selling Holder named therein and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

(1)                                  a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Transaction Entities (or its general partner, as applicable), confirming, as of the date thereof, the matters set forth in paragraphs (i) and (ii) of Section 7(i) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)                                  an opinion and negative assurance letter, dated the date of effectiveness of the Shelf Registration Statement of counsel for each of the Transaction Entities, covering such matters as are customarily covered in opinions and negative assurance letters requested in underwritten offerings; and

(3)                                  a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Transaction Entities’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 7(g) of the Purchase Agreement, without exception;

(B)                                set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)                                deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Transaction Entities pursuant to this Section 6(c)(xi), if any.

If at any time when the Shelf Registration Statement is required to be effective under this Agreement the representations and warranties of the Transaction Entities contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Transaction Entities shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder named therein promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)                                prior to any public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that in no event shall any of the Transaction Entities be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than those arising out of the offering or sale of the Transfer Restricted Securities, in any jurisdiction where it is not now so qualified;

(xii)                             shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Transaction Entities by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Transaction Entities for cancellation;

(xiii)                          cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s) pursuant to such Shelf Registration Statement;

(xiv)                         use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xv)                            if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi)          provide a CUSIP number for all Notes not later than the effective date of the Registration Statement covering such Notes and provide the Trustee under the Indenture with printed certificates for such Notes which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Notes are eligible for deposit with The Depository Trust Company;

(xvii)         cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xviii)        otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of Reckson OP’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix)           cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use commercially reasonable efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx)            cause all Notes covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which securities of the same class or series issued by the Transaction Entities are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Transaction Entities of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Transaction Entities that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Transaction Entities, each Holder will deliver to the Transaction Entities (at the Transaction Entities’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Transaction Entities shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Transaction Entities’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

(d)           Notwithstanding anything to the contrary contained herein, the Transaction Entities may suspend the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement for up to 45 days in any 90-day period or 90 days in any 360-day period (such period, a “Suspension Period”) of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to maturity of the Notes), if there is a possible acquisition or business combination or other transaction, business development or event involving one or both of the Transaction Entities that may require disclosure in the Exchange Offer Registration Statement or the Shelf Registration Statement and such Transaction Entity determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of such Transaction Entity or obtaining any financial statements relating to an acquisition or business combination required to be included in the Exchange Offer Registration Statement or the Shelf Registration Statement would be impracticable; provided that, if the event triggering the Suspension Period relates to a proposed or pending material business transaction, the disclosure of which the board of directors of the Company determines in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken as a whole, the Company may extend the Suspension Period from 45 days to 60 days in any 90-day period or from 90 days to 120 days in any 360-day period.  If a Suspension Period is triggered, the Transaction Entities shall promptly notify any such Holders of the suspension of the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, provided that such notice shall not require the Transaction Entities to disclose the possible acquisition or business combination or other transaction, business development or event if the Transaction Entities determine in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential.  Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, pursuant to this paragraph shall cease and the Company shall promptly notify such Holders that the use of the prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, as amended or supplemented, as applicable, may resume.  The Company shall provide sufficient copies of the latest version of such prospectus to such Holders, promptly upon written request, and in no event later than five Business Days after such request, at any time during such period.

SECTION 7.              Registration Expenses.

(a)           All expenses incident to the Transaction Entities’ performance of or compliance with this Agreement will be borne by the Transaction Entities, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Transaction Entities and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Transaction Entities (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Transaction Entities will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Transaction Entities.

(b)           In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Transaction Entities, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Hogan & Hartson LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.              Indemnification.

(a)           The Transaction Entities, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons

referred to in this clause (ii) being hereinafter referred to as a “controlling person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Transaction Entities by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which any of the Transaction Entities may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against any of the Transaction Entities, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Transaction Entities in writing; provided, however, that the failure to give such notice shall not relieve any of the Transaction Entities of its obligations pursuant to this Agreement unless and to the extent such failure to give notice results in the loss or compromise of any material rights or defenses of the Transaction Entities.  The Transaction Entities shall be entitled to participate in any such action and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonable satisfactory to such Indemnified Holder (who shall not, except with the consent of the Indemnified Holders, be counsel to the Transaction Entities), and, after notice from the Transaction Entities to such Indemnified Holder of its election so to assume the defense, thereof, the Transaction Entities shall not be liable to such Indemnified Holder under such subsection for any legal or other expenses, in each case subsequently incurred by such Indemnified Holder, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the Transaction Entities’ election to appoint counsel to represent the Indemnified Holders in an action, such Indemnified Holders shall have the right to employ separate counsel (including local counsel), and the Transaction Entities shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Transaction Entities to represent the Indemnified Holders would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Holders and the Transaction Entities and the Indemnified Holders shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Holders which are different from or additional to those available to the Transaction Entities, (iii) the Transaction Entities shall not have employed counsel satisfactory to the

Indemnified Holders to represent the Indemnified Holders within a reasonable time after notice of the institution of such action or (iv) the Transaction Entities shall authorize the Indemnified Holders to employ separate counsel at the expense of the Transaction Entities.  The Transaction Entities shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders.  The Transaction Entities shall be liable for any settlement of any such action or proceeding effected with the Transaction Entities’ prior written consent, which consent shall not be withheld unreasonably, and each of the Transaction Entities agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Transaction Entities.  The Transaction Entities shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)           Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities and their respective directors, officers of the Transaction Entities who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Transaction Entities, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Transaction Entities to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Transaction Entities or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Transaction Entities, and the Transaction Entities, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Transaction Entities shall be deemed to be equal to the total gross proceeds to the Transaction Entities from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Transaction Entities, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Transaction Entities, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Transaction Entities, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Transaction Entities and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No underwriter shall be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the registration statement which resulted in such losses.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several and not joint.

SECTION 9.              Rule 144A.  Each of the Transaction Entities hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.            Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.            Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Transaction Entities.

SECTION 12.            Miscellaneous.

(a)           Remedies.  Each of the Transaction Entities hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  Each of the Transaction Entities will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  None of the Transaction Entities has previously entered into any agreement granting any registration rights with respect to its securities to any Person.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Transaction Entities’ securities under any agreement in effect on the date hereof.

(c)           Adjustments Affecting the Notes.  The Transaction Entities will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Transaction Entities have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Transaction Entities or their affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Transaction Entities shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)      if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii)               if to the Transaction Entities:

SL Green Realty Corp.

420 Lexington Avenue

New York, New York

Telecopier No.: (212) 216-1785

Attention: Marc Holliday and Andrew Levine

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopier No.: (212) 735-2000

Attention: David Goldschmidt, Esq.; and

(iii)            if to the Initial Purchasers, as set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Transaction Entities with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RECKSON OPERATING PARTNERSHIP, L.P.

By: Wyoming Acquisition GP LLC,
its general partner

By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Treasurer

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL Green Realty Corp.,
its general partner

By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Financial Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.

Banc of America Securities LLC

By:	/s/ Joseph A. Crowley
Name: Joseph A. Crowley
Title: Vice President

Citigroup Global Markets Inc.

By:	/s/ John Wieker
Name: John Wieker
Title: Vice President

Deutsche Bank Securities Inc.

By:	/s/ Ryan Montgomery
Name: Ryan Montgomery
Title: Director

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Director